Exhibit 99.1

September 14, 2017

Letter from the Chairman

To our Shareholders,

Following my recent appointment as Chairman at OWC Pharma (OTCQB: OWCP), it is my pleasure to introduce myself to you and to initiate a new tradition of biannual shareholder update letters.

On the personal front, I am a biologist by training with a D. Phil. Degree from Oxford University in Cell Biology and Immunology. I have been involved in diagnostics, pharmaceutical and biotechnology (medical and agricultural) companies at CEO level since 1989 and I have run both private and public companies in this sector in Brazil, China, England, Israel and the United States. My roles in these companies have included operational and strategic elements. I currently serve as CEO of FuturaGene Ltd., an agricultural biotech company. I have been the manager of the company since its inception, leading it through a series of private fundings, a reverse merge on the AIM Exchange of the London Stock Market, a successful secondary offering in London and the ultimate sale of the company to Suzano Pulp and Paper in Brazil in a cash transaction which valued the company at US $100 million. As CEO of FuturaGene, I successfully obtained the first ever regulatory approval to commercially deploy a genetically modified commercial tree species. In addition to my role as Chairman at OWC Pharma, I also currently serve as Chairman at Foamix Pharmaceuticals (NASDAQ: FOMX), a specialty dermatology company, inter alia. In my early years as an Executive Director at Foamix, I was responsible for European Business Development, and in this role, I cemented an out-licensing deal with Bayer Pharmaceuticals for the development and commercialization of a topical drug for Rosacea. Marketing of this drug was initiated in late 2015 after FDA approval and today yields multi-million dollar annual royalties to Foamix. In my role as a Director and Chairman at Foamix, I have been actively involved in Foamix's IPO and two follow-on offerings on NADAQ, which in aggregate raised approximately $170 million. I believe that the experience I have acquired in these endeavors will be a strong factor in assisting in the development of OWC Pharma.

It has also been my pleasure to work closely in the past with Mr. Mordechai Bignitz, our CEO. I believe that our complementary skills and our proven ability to work successfully together will play a very positive role in helping take our company to new levels of achievement.

Research and Development

Our company is focusing on developing high level cannabis-based products for dealing with unmet medical needs in specific fields. In this respect, we have progressed in a number of areas over the last 8 months:

1) During this period, we completed a pre-clinical efficacy study in psoriasis with unique, and what we believe may be breakthrough results; we previously reported an up to 70% reduction in biological markers directly related to this disease;
2) We have received the first ever Institutional Review Board (IRB) approval to conduct a safety study for a cannabis-based topical cream with more than 3% THC and we are actively conducting a safety study (FDA Phase 1 equivalent) in one of the biggest academic hospitals in Israel . We will update the public with material developments in this area as they occur.
3) We filed for intellectual property (IP) protection for various delivery methods to treat different diseases, a very rare approach in the medical marijuana industry; the attainment of IP protection could represent a significant asset for our company;
4) We have completed the development of an orally disintegrating tablet, an important new delivery form;
5) Our topical cream for Psoriasis is market ready
6) We reported on status in our Multiple Myeloma program and we will continue to report on any material progress in that connection

Our research activities are led by Dr. Yehuda Baruch. Dr. Baruch served as Head of the Israeli Ministry of Health's Medical Marijuana Program from 2003 through 2013 where he spearheaded the efforts on regulation, chaired the indication committee, secured Helsinki Approvals for medical research, and managed regulation of patient licensing and dosage. He has extensive experience in researching medical cannabis, most notably for its effect on PTSD. Dr. Baruch is a globally acknowledged expert in the field of medical marijuana. His contributions and expertise have been and will continue to be a major factor in our development as one of the leaders in this field and provide strong scientific basis to all our endeavors. As Chairman, it has been my privilege to work with Dr. Baruch in advancing our company.

Note to our Shareholders: Further to the above report, we will, in general, provide broad guidance on our development timetables, but we will do this with due caution as the course of research and development is, by nature, uncertain - it is difficult to put a precise timeline on scientific studies. We will not provide responses to individual approaches between our public communications.

Corporate level & Business Development

Business Development

General

Cannabis for medical purposes (also known as "medical Cannabis") is a new and infant industry with no internationally accepted standards or protocols. Many states that implemented or are about to implement Medical Cannabis bills are still to determine and pass formal sets of regulations, especially when related to products (such as our Topical cream for skin conditions), that include 3% THC or more. We are now in the process of completing a strategic analysis to determine the optimal markets and the best possible way to penetrate these markets. In this context:

1. We have taken proactive steps in various territories including, but not limited to appointing Mediq as our market access consultant for Germany;
2. We are exploring other potential markets and maintaining an ongoing dialogue with various potential business partners including representatives, manufacturers and distributors.

Corporate level

1) Our senior management team has been strengthened by the inclusion of two experienced professionals: Mr. Yossi Dagan, CPA (IL), as our Chief Financial Officer (CFO) and myself, as your Chairman.
2) We have paid down all outstanding debt and the company is now well positioned to deploy capital solely for its development needs;
3) We announced our initiative to cross-list our stock to the TSX and we are evaluating the possibility of cross-listing our stock on additional exchanges to increase trading liquidity as well as to facilitate our ability to raise capital to enhance our development and commercialization efforts.

As a management team, it is our vision to develop OWC Pharma as the leading cannabis-based specialty pharma company. Over the last few months we have executed on a number of important steps in order to fulfill this vision. We appreciate your continued support and interest in OWC Pharma as we move along this pathway to help patients improve their quality of life with validated and tested medication and to create value for our shareholders.

I look forward to updating you in the future,

Yours sincerely,

Dr. Stanley Hirsch,
Chairman

Notice Regarding Forward-Looking Statements

This Letter to Shareholders contains 'forward-looking statements' as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this Letter, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, filing patent applications, product development, and business strategy. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in OWC Pharmaceutical Research Corp. (OTCQB: OWCP) reports filed with the Securities and Exchange Commission.

Contact Information:
Mordechai Bignitz
Chairman and CEO
Email: mordechai.bignitz@owcpharma.com
Tel: +972(0)-3-770-8526